SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule
     14a-12

                        VOICESTREAM WIRELESS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials:

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   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the ate of its filing.
   (1)      Amount previously paid:

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   (2)      Form, Schedule or Registration Statement No.:

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   (3)      Filing Party:

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   (4)      Dated Filed:

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                       INFORMATION CONCERNING PARTICIPANTS

VoiceStream Wireless Corporation (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's stockholders to approve the proposed merger between the Company and Deutsche Telekom AG ("DT"). The participants in this solicitation may include the directors of the Company: John W. Stanton, Susan M.F. Woo Chow, Mitchell R. Cohen, Daniel J. Evans, Richard L. Fields, Canning K.N. Fok, Donald Guthrie, Jonathan M. Nelson, James N. Perry, Jr., Kaj-Erik Relander, James J. Ross, Frank J. Sixt, Douglas G. Smith, Hans Snook, Robert R. Stapleton, and Terence M. O'Toole; as well as the executive officers of the Company:
Mr. Stanton, Chairman and Chief Executive Officer; Mr. Stapleton, President; Mr. Smith, Vice Chairman; Mr. Guthrie, Vice Chairman; Cregg B. Baumbaugh, Executive Vice President - Finance, Strategy and Development; Alan R. Bender, Executive Vice President, General Counsel and Secretary; Robert P. Dotson, Senior Vice President - Marketing; Timothy R. Wong, Senior Vice President - Engineering; and Patricia L. Miller, Vice President, Controller and Principal Accounting Officer. As of the date of this communication, to the Company's knowledge, Mr. Stanton beneficially owns approximately 2.8% of the Company's outstanding common stock, Mr. Smith beneficially owns approximately 2.0% of the Company's outstanding common stock, and the directors and executive officers of the Company beneficially own in the aggregate approximately 42.84% of the Company's common stock. Messrs. Fok and Sixt and Ms. Chow are employees of Hutchinson Whampoa Limited, which, to the Company's knowledge, beneficially owns approximately 23.3% of the Company's common stock; Mr. Relander is an employee of Sonera Corporation, which, to the Company's knowledge, beneficially owns approximately 8.9% of the Company's common stock. Mr. O'Toole is an employee of Goldman Sachs & Co., which, to the Company's knowledge, beneficially owns approximately 4.7% of the Company's common stock. Mr. James Perry is an employee of Madison Dearborn Capital Partners, LP, which to the Company's knowledge, beneficially owns approximately 1.3% of the Company's common stock. Mr. Richard Fields is an employee of Allen & Company Incorporated, which to the Company's knowledge, beneficially owns approximately 1.0% of the Company's common stock. Additional information about the directors and executive officers of the Company is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended, filed with the SEC, and will be included in a proxy statement/prospectus and other relevant documents concerning the proposed transaction to be filed by the Company and DT with the SEC.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by contacting VoiceStream Wireless Corporation, Attention: Ken Prussing, Executive Director, Investor Relations, 3650 131st Avenue S.E. Bellevue, Washington 98006, (425) 653-4600.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.